ESCROW AGREEMENT

         This Escrow Agreement (this "Agreement"), entered into as of May 29, 2008, is by and between HANKERSEN INTERNATIONAL CORP., a Delaware corporation (the "Company"), certain management shareholders of the Company listed on the signature page of this Agreement (the "Shareholders" or the "Guarantors") and Crone Rozynko, LLP (hereinafter referred to as the "Escrow Agent").

                                   BACKGROUND

         The Company has entered into a Securities Purchase Agreement dated as of the date hereof (the "Securities Purchase Agreement") with the investors listed on the Schedule of Investors attached to the Securities Purchase Agreement (the "Investors"). All capitalized terms used but not defined herein shall have the meanings assigned them in the Securities Purchase Agreement.

         Pursuant to the Securities Purchase Agreement, each Investor has agreed to purchase from the Company, and the Company has agreed to sell to each Investor, Company's Convertible Promissory Notes ("collectively, the "Notes"). Under the terms of the Securities Purchase Agreement, certain management shareholders of the Company are required to deposit shares of the Company (the "Initial Shares") into escrow and under the terms of the Securities Purchase Agreement, the Investors are to receive as collateral Shares with a value of 150% of the Investment Amount based upon the VWAP for the 20 trading days preceding the date hereof. Management or the Company may deposit additional shares to meet this requirement (the "Additional Shares", and collectively with the Initial Shares, the "Shares"). The Company, management and the Investors have agreed to establish an escrow on the terms and conditions set forth in this Agreement. The Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the promises of the parties and the terms and conditions hereof, the parties hereby agree as follows:

         1. Appointment of Escrow Agent. The Company hereby appoints the Escrow Agent as escrow agent to act in accordance with the Securities Purchase Agreement and the terms and conditions set forth in this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions. The parties may replace the Escrow Agent with a mutually acceptable Escrow Agent.

         2. Establishment of Escrow. All certificates for Shares to be provided to the Escrow Agent shall be deposited with the Escrow Agent. Upon an event of default pursuant to the Note, the Escrow Agent may become the record holder of the Shares. Escrow Agent is under no obligation to invest any dividends or other distributions received.

         3. Guaranty and Pledge. (a) Each Shareholder, jointly and severally, hereby absolutely, unconditionally and irrevocably: (a) guarantees the full and punctual payment when due of the principal amount of and interest on the Notes, and (b) indemnifies and holds harmless each Investor for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such

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Investor in enforcing any rights under this Escrow Agreement. This Guaranty constitutes a guaranty of payment when due and not merely of collection, and the Guarantors specifically agree that it shall not be necessary or required that any Investor exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Company (or any other person) before or as a condition to the obligations of the Guarantors hereunder. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all obligations of the Company have been paid in full, all obligations of the Guarantors hereunder, if any, shall have been paid in full and all commitments shall have terminated. The Shareholders guarantee that the obligations of the Company to fund this escrow will be paid strictly in accordance with the terms of the Note, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Investor with respect thereto. The liability of the Shareholders under this Section 3 shall be absolute, unconditional and irrevocable irrespective of: (a) any lack of validity, legality or enforceability of the Note or any other loan document; (b) the failure of any Investor (i) to assert any claim or demand or to enforce any right or remedy against the Company or any other person under the provisions of the Note or any loan document or otherwise, or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any obligations of the Company; (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company, or any other extension, compromise or renewal of any obligation of the Company; (d) any reduction, limitation, impairment or termination of the obligations of the Company for any reason, including any claim of waiver, release, surrender, alteration or compromise, shall not be subject to (and the Shareholders hereby waive any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the obligations of the Company, or otherwise; (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Note or other loan document; (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Investor securing any of the obligations of the Company; or (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Company, any surety or any guarantor. The Shareholders hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the obligations of the Company and this Guaranty and any requirement that any Investor protect, secure, perfect or insure any security interest or lien, or any property subject thereto, or exhaust any right or take any action against the Company, any or any other Person (including any other guarantor) or entity or any collateral securing the obligations of the Company.

         (b) Each Shareholder hereby pledges to Investors, and creates in favor of Investors (and Escrow Agent for the benefit of Investors), a first priority security interest in (i) all of the rights, title and interest in and to such Shareholder's Shares; and (ii) all incidental rights with respect to the Shares, now or hereafter acquired. Such security interest to be perfected by compliance by the Company depositing the Shares of the Shareholders into this Escrow.

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         4. Receipt.

Subject to Section 7(c) hereof, the Escrow Agent shall have no liability for any loss resulting from the deposit of the Shares.

         5. Disbursement of the Shares.

                  (a) The Escrow Agent shall continue to hold the Shares delivered for deposit hereunder by the Company until the earlier of:
         (1) receipt of a joint written notice from the Company and Investors, evidencing payment in full of the Notes ("EXPIRATION NOTICE"), and (2) receipt of a written notice from the Investors (A) stating that the holders (the "MAJORITY HOLDERS") of a majority in principal amount of the Notes has declared the outstanding principal under the Notes and all accrued and unpaid interest thereon to be immediately due and payable (which notice shall include in reasonable detail the reasons therefor) and the Company has failed make such payment, and (B) instructing the Escrow Agent to disburse the Shares in accordance with
         Section 5(b) below ("EXERCISE NOTICE"); provided that prior to the release of the Shares (i) in the case of a non-monetary default, the Escrow Agent shall not have received written notice from any of the parties hereto contesting the release of the Shares or (ii) in the case of a monetary default, the Escrow Agent shall not have received written notice of the commencement of a lawsuit contesting the release of the Shares. In the case of either of such events describe in clause (i) or
         (ii) of the preceding proviso, then the Escrow Agent shall continue to hold the Shares in accordance with the terms of this Agreement.

                  (b) If the Escrow Agent receives an Expiration Notice prior to its receipt of the Exercise Notice, then the Escrow Agent shall return the Shares as directed by the Company. If the Escrow Agent receives the Exercise Notice prior to an Expiration Notice, then the Escrow Agent shall disburse the Shares in accordance with the instructions set out in the Exercise Notice. The Exercise Notice will provide instructions as to how many Shares, if any, should be delivered to each Investor and how many Shares, if any, should be returned to the Company. The Shares to be delivered to the Investors as specified in the Exercise Notice shall be pro rata based upon the outstanding principal amount of the Notes then held by the Investors. The Escrow Agent will not be responsible for calculating the number of Shares to be delivered to Investors and the Company must look to the Investors and its transfer agent to receive share certificates for any excess Shares.

                  (c) This Escrow Agreement shall terminate and be of no further force or effect on the earlier of (i) disbursement of all Shares and
         (ii) the second year anniversary of the Closing Date. Upon the termination of the Agreement, the Shares shall be returned to the Company and the Company shall return the Shares to the record holders.

         6. Interpleader. Should any controversy arise among the parties hereto with respect to this Agreement or with respect to the right to receive the Shares, the Escrow Agent shall have the right to consult counsel and/or to institute an appropriate interpleader action to determine the rights of the parties. The Escrow Agent is also hereby authorized to institute an appropriate

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interpleader action upon receipt of a written letter of direction executed by the parties so directing the Escrow Agent. If the Escrow Agent is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such date. Any interpleader action instituted in accordance with this Section 6 shall be filed in any court of competent jurisdiction in New York, New York, and the portion of the Shares in dispute shall be deposited with the court and in such event the Escrow Agent shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Agreement with respect to that portion of the Shares.

         7. Exculpation and Indemnification of Escrow Agent.

                  (a) The Escrow Agent is not a party to, and is not bound by or charged with notice of any agreement out of which this escrow may arise. The Escrow Agent acts under this Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice or depositing the Shares. The Escrow Agent will have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than the Escrow Agent) or any maker, endorser or other signatory of any document to perform such person's or entity's obligations hereunder or under any such document. Except for this Agreement and instructions to the Escrow Agent pursuant to the terms of this Agreement, the Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof.

                  (b) The Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, and may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of New York upon fiduciaries.

                  (c) The Escrow Agent will be indemnified and held harmless by the Company from and against any expenses, including reasonable attorneys' fees and disbursements, damages or losses suffered by the Escrow Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Agreement or the services of the Escrow Agent hereunder; except, to the extent that the Escrow Agent is guilty of willful misconduct, fraud or gross negligence under this Agreement. For this purpose, the term "attorneys' fees" includes fees payable to any counsel retained by the Escrow Agent in connection with its services under this Agreement and, with respect to any matter arising under this Agreement as to which the Escrow Agent performs legal services, its standard hourly rates and charges then in effect. Promptly after the receipt by the Escrow Agent of notice of any

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         such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, the Escrow Agent will notify the other parties hereto in writing. For the purposes hereof, the terms "EXPENSE" and "LOSS" will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys' fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. The provisions of this Section 7 shall survive the termination of this Agreement.

         8. Resignation of Escrow Agent. At any time, upon ten (10) days' written notice to the parties hereto, the Escrow Agent may resign and be discharged from its duties as Escrow Agent hereunder. As soon as practicable after its resignation, the Escrow Agent will promptly turn over to a successor escrow agent appointed by the parties hereto all monies and property held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof. If, by the end of the 10-day period following the giving of notice of resignation by the Escrow Agent, the parties hereto shall have failed to appoint a successor escrow agent, the Escrow Agent may interplead the Shares into the registry of any court having jurisdiction.

         9. Records. The Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, the Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by the Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to the Escrow Agent.

         10. Escrow Agent Fees. The Company agrees to pay the Escrow Agent a non-refundable fee of $2,000 per year for its services under this Agreement, which fee is payable in advance. Any out-of-pocket fees will be payable by the Company upon invoice.

         11. Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

         12. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile/email transmission to the facsimile number/email address given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission,
(c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

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          If to the Escrow Agent:     Crone Rozynko, LLP
                                      101 Montgomery Street, Suite 1950
                                      San Francisco, California 94104
                                      Attention: Mark E. Crone, Esq.
                                      Facsimile: (415) 955-8910

               If to the Company:     Hankersen International Corp
                                      3rd Floor
                                      A Tower of Chuang Xin
                                      No. 72 Second Keji Road
                                      Hi Tech Zone, Xi'an
                                      China



                  With a copy to:     Steven Schuster, Esq.
                                      McLaughlin Stern, LLP
                                      260 Madison Avenue
                                      New York, NY 10016
                                      Fax: (212) 448-0066

             If to the Management
                    Shareholders:     as set forth below

or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above.

         13. Execution in Counterparts; Facsimile Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

         14. Assignment and Modification. This Agreement and the rights and obligations hereunder of any of the parties hereto may not be assigned without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. No other person will acquire or have any rights under, or by virtue of, this Agreement. No portion of the Shares shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Agreement. This Agreement may be changed or modified only in writing signed by all of the parties hereto.

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         15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, USA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN. THE PARTIES EXPRESSLY WAIVE SUCH DUTIES AND LIABILITIES, IT BEING THEIR INTENT TO CREATE SOLELY AN AGENCY RELATIONSHIP AND HOLD THE ESCROW AGENT LIABLE ONLY IN THE EVENT OF ITS WILLFUL MISCONDUCT, FRAUD, OR GROSS NEGLIGENCE. ANY LITIGATION CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE EXCLUSIVELY PROSECUTED IN THE COURTS OF NEW YORK COUNTY, NEW YORK, USA, AND ALL PARTIES CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THOSE COURTS.

         16. Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


The Company:                          HANKERSEN INTERNATIONAL CORP.

                                      By
                                      Name:
                                      Title:  President

Management:
                                      ------------------------------------------
                                      Pengcheng Chen
                                      Address:


                                      Fangshe Zhang
                                      Address:

Escrow Agent:                         CRONE ROZYNKO, LLP

                                      By:
                                      Name: Mark E. Crone
                                      Title: Partner

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